Exhibit 99.1
FOR IMMEDIATE RELEASE

Entegris Announces CFO Transition

Linda LaGorga to Step Down as CFO at End of February 2026

Mike Sauer, VP, Controller and Chief Accounting Officer, to Assume Interim CFO Role

Company Reaffirms Fourth Quarter 2025 Guidance

BILLERICA, Mass., January 20, 2026 – Entegris, Inc. (NASDAQ: ENTG), a global leader in advanced materials science, today announced that Linda LaGorga will step down as Chief Financial Officer, by mutual agreement, effective February 28, 2026. Effective March 1, 2026, Mike Sauer, Entegris’ VP, Controller and Chief Accounting Officer, will assume the role of Interim CFO, in addition to maintaining the responsibilities of his current role. Ms. LaGorga will serve as a Senior Advisor to Entegris through May 15, 2026, to support a seamless transition.

Entegris has initiated a comprehensive search process for a permanent CFO with the assistance of a leading executive search firm.

Mr. Sauer has 37 years of experience in key finance and accounting roles at Entegris. For the last 13 years, Mike has served as Entegris’ Controller and Chief Accounting Officer. He previously served as Corporate Controller and Director of Treasury and Risk Management. Earlier in his career, he held various roles of increasing responsibility within Entegris’ finance and accounting teams.

Dave Reeder, Entegris’ President and Chief Executive Officer, said: “On behalf of the Board and management team, I’d like to thank Linda for her contributions and commitment to Entegris. She has played an instrumental role in strengthening Entegris’ foundation for the future. We wish her the best.”

Ms. LaGorga said: “It has been a privilege to serve as Entegris’ CFO, and I am proud of what the team has accomplished. I have the utmost confidence in this team and its ability to capture the tremendous opportunities ahead.”

Mr. Reeder continued: “We are fortunate to have someone with Mike’s excellent financial expertise and acumen step into the Interim CFO role. Mike is a trusted leader who brings deep institutional knowledge and a strong understanding of the semiconductor industry. The finance function will be in great hands as we move forward and conduct a search for a permanent CFO.”

Ms. LaGorga’s departure is not due to any disagreement with the Company or the Board regarding its operating performance, financial results, accounting principles, practices or financial statement disclosures.

Reaffirms Fourth Quarter 2025 Guidance

The Company reaffirmed its outlook for the fourth quarter 2025 provided in its third quarter 2025 financial results on October 30, 2025.

Schedules Fourth Quarter 2025 Earnings Call

In a separate press release issued today, Entegris scheduled a conference call to discuss its results for the fourth quarter 2025 on Tuesday, February 10, 2026, at 8:00 a.m. Eastern Time. Participants should dial 833-316-1983 or +1 785-838-9310, referencing Conference ID: ENTGQ425. Participants are asked to dial in 5 to 10 minutes prior to the start of the call. For the live webcast and replay of the call, please Click Here. Management’s slide presentation concerning the results for the fourth quarter will be posted on the Investor Relations section of www.entegris.com.

About Entegris

Entegris is a leading supplier of critical advanced materials and process solutions for the semiconductor and other high-technology industries. Entegris has approximately 8,000 employees throughout its global operations and is ISO 9001 certified. It has manufacturing, customer service and/or research facilities in the United States, Canada, China, Germany, Israel, Japan, Malaysia, Singapore, South Korea, and Taiwan. Additional information can be found at www.entegris.com.

Cautionary Note on Forward-Looking Statements

This news release contains “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based on current management expectations and assumptions only as of the date of this news release. They are not guarantees of future performance or outcomes and they involve substantial risks and uncertainties that are difficult to predict and that could cause actual results or outcomes to differ materially from the results or outcomes expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, but are not limited to, the risk factors and additional information described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2025, including under the heading “Risk Factors” in Item 1A, and in the Company’s other periodic filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, the Company undertakes no obligation to update publicly any forward-looking statements or information contained herein, which speak as of their respective dates.

Investor Contact:
Bill Seymour
Investor Relations
+ 1 952 556 1844
bill.seymour@entegris.com

Media Contact:
Jessica Emond
Senior Director, Global Corporate Communications
+1 978 436 6520
jessica.emond@entegris.com